Exhibit 23.3

Independent Mining Consultants, Inc.

3560 E. Gas Road

Tucson, AZ 85714

CONSENT OF THIRD-PARTY QUALIFIED PERSON

Independent Mining Consultants, Inc. (“IMC”), in connection with the filing of the Hycroft Mining Holding Corporation Registration Statement Form S-3 for the period ended September 30, 2025 (the “Form S-3”), consent to:

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the filing of the technical report summary titled “Hycroft Property Initial Assessment Technical Report Summary, Humboldt and Pershing Counties, Nevada, United States of America” (the “2023 Hycroft TRS”), with an effective date of March 27, 2023, as an exhibit to and referenced in the Form S-3;

●	the use of and references to our name in connection with Form S-3 and the 2023 Hycroft TRS; and

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the information derived, summarized, quoted or referenced from the 2023 Hycroft TRS, or portions thereof, that was prepared by us, that we supervised the preparation of and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form S-3.

IMC is responsible for authoring, and this consent pertains to, the following sections of the 2023 Hycroft TRS: sections 1.4, 1.6, 1.7, 1.9, 6, 7, 8, 9, 11, 20, and for portions of sections 22, 23, 24, and 25.

October 2, 2025

/s/ John M. Marek
Signature of Authorized Person for
Independent Mining Consultants, Inc.

John M. Marek
Print name of Authorized Person for
Independent Mining Consultants, Inc.